

WASHOE
HUMBOLDT
ELKO
PERSHING
CHURCHILL
LANDER
EUREKA
WHITE PINE
MINERAL
NYE
ESMERALDA
LINCOLN
CLARK
Winnemucca
Wells
Elko
Carlin
Battle Mountain
Lovelock
Reno
Fernley
Fallon
Austin
Eureka
Ely
Carson City
Currant
Hawthorne
Tonopah
Goldfield
Caliente
Beatty
Las Vegas
95
80
93
50
6
15
PROPERTY LOCATION
0 25 50 100 MILES
0 50 100 KM.



N

NORTHUMBERLAND RESOURCES, INC.

BARD 1-4 CLAIMS

PAYMASTER CANYON TIN-R40E, SECT. 13,14

LOCATION MAP

ESMERALDA CO., NEVADA

SCALE: AS SHOWN	DATE: JULY 2009
DRAWN BY: J.M.	FIGURE: 1

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UNITED STATES
DEPARTMENT OF THE INTERIOR
GEOLOGICAL SURVEY
PAYMASTER CANYON QUADRANGLE
NEVADA—ESMERALDA CO.
7.5 MINUTE SERIES (TOPOGRAPHIC)
BARD CLAIMS
1
2
3
4
14
13
GENERAL THOMAS
HILLS
WEEPAH HILLS
PAYMASTER CANYON
PAYMASTER
R40E
R41E
TIN
TIS
NORTHUMBERLAND RESOURCES, INC.
BARD 1-4 CLAIMS
PAYMASTER CANYON TIN-R40E, SECT. 13,14
CLAIM MAP
ESMERALDA CO., NEVADA
0
5000
10000 FEET
0
1000
2000
3000 METRES
SCALE: 1:62 500
DATE: JULY 2009
DRAWN BY: J.M.
FIGURE: 2
N
PROFESSIONAL
PROVINCE OF
J. W. McLEOD
BRITISH COLUMBIA
GEOCHEMIST

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R41E
R42E
38°
T 1 N
R39E
R40E
PAYMASTER CANYON
BARD I-4 CLAIMS
LINE
Klondike
Ramsey Well
Water
Alkali Flat
Dismantled railroad
THE MONOCLINE
T 1 S
GOAT ISLAND
ANGEL ISLAND
ALCATRAZ ISLAND
CLAYTON VALLEY
T 2 S
MONTEZUMA PEAK
MALPAIS
T 3 S
ESMERALDA COUNTY
NYE COUNTY
T 4 S
Abandoned pipeline
PALMETTO MOUNTAINS
T 5 S
N
AFTER U.S.G.S. BULLETIN 78 PLATE 1

NORTHUMBERLAND RESOURCES, INC.

BARD I-4 CLAIMS

PAYMASTER CANYON T1N-R40E, SECT. 13,14

REGIONAL GEOLOGY

ESMERALDA CO., NEVADA

0 1 2 4 8 MILES
0 1 2 3 4 5 10 KM.

SCALE: 1:250,000	DATE: JULY 2009
DRAWN BY: J.M.	FIGURE: 3a

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QUATERNARY

Qal
Desert wash, colluvium, alluvium, and playa deposits

Qs
Bedded clay and silt

TERTIARY OR QUATERNARY

Qoa
Older alluvium
Chiefly gravel

QTb | QTmr
Malpais Basalt and Rabbit Spring Formation
QTb, *basalt*
QTmr, *Malpais Basalt and Rabbit Spring Formation*

TERTIARY

Ttc
Thirsty Canyon Tuff
Spearhead Member in Nye County has K-Ar age of 7.5 m.y. (Noble and others, 1964, p. D25)

Tar
Dark rhyolite or rhyodacite
Dominantly agglutinate

Tp
Pozo Formation
Dominantly conglomerate and subordinate sandstone, poorly consolidated

Tsc
Conglomerate and sandstone
Possibly correlative with Pozo Formation

Tr
Rhyolite plugs, domes, and flows

Tpl
Porphyritic latite or trachyandesite

Tmi / Ts
Siebert Tuff and Mira Basalt
Ts, *Siebert Tuff, dominantly tuffaceous sedimentary rocks of lacustrine origin*
Tmi, *Mira Basalt; flow intertongues with Siebert Tuff*

Ta Taf / Tas
Airfall tuff and tuffaceous shale
Taf, *airfall tuff and tuff breccia of rhyolitic composition*
Tas, *tuffaceous shale and intertonguing airfall tuff*
Ta, *andesite*

Tc
Chispa Andesite

Taw
Welded ash flows
Includes Medd Rhyolite and dacite vitrophyre of Ransome (1909)
Age 21.1 m.y. by K-Ar method (this report, table 3)

Td
Dacite
Age 20.8 to 21.6 m.y. by K-Ar method (this report, table 3)

Tml
Milltown Andesite
Age 21.5 m.y. by K-Ar method (this report, table 3)

Tss
Sandstorm Formation

Tk
Kendall Tuff and latite of Ransome (1909a)

Tv
Vindicator Rhyolite
Includes Morena Rhyolite of Ransome (1909a)

CAMBRIAN

UNCONFORMITY

Op
Palmetto Formation
Dominantly black shale; locally contains abundant chert, limestone, and quartzite

Ce
Emigrant Formation
Mostly claystone in lower part, overlain by thin-bedded limestone with cherty layers

Cms
Mule Spring Limestone

Ch
Harkless Formation
Dominantly green siltstone; locally includes strata lithologically similar to and correlative with Saline Valley Formation as defined by Nelson (1962)

Cp
Poleta Formation
Mostly thick-bedded carbonate in lower part, overlain by green siltstone with limestone and quartzite interbeds

Ccm / Cca
Campito Formation
Ccm, *Montenegro Member; dominantly green siltstone*
Cca, *Andrews Mountain Member; dominantly dark-gray fine-grained quartzite*

PRECAMBRIAN

Ds
Deep Spring Formation
Dominantly well-bedded limestone and dolomite; subordinate dark quartzite

Reed Dolomite

Wyman Formation
Dominantly siltstone containing thin limestone interbeds

After U.S.G.S. BULLETIN 78, PLATE 1

PROFESSIONAL GEOCHEMIST J. W. McLEOD

NORTHUMBERLAND RESOURCES, INC.

BARD 1-4 CLAIMS

PAYMASTER CANYON T1N.-R40E, SECT. 13, 14

LEGEND FOR FIG. 3a

ESMERALDA CO., NEVADA

SCALE: —	DATE: JULY 2009
DRAWN BY: J.M.	FIGURE: 3b

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N7°30'
BARD I-4 CLAIMS
37°45'
Rocky
GENERAL THOMAS HILLS
PAYMASTER CANYON
PAYMASTER RIDGE
WEEPAH
THE MONOCLINE
Old railroad grade
CLAYTON VALLEY
ANGEL ISLAND
Silverpeak
RIDGE
RANGE
MONTEZUMA PEAK
MONTEZUMA
Klondike
Ramsey Well
Water
Goldfield
PREBLE MTN
MYERS MTN
MIRA MTN
GOLDFIELD RIDGE
Numerous mines
Silver King Mine
Abandoned pipeline
Sand dunes
Silver and lead
Lida
EXPLANATION
Magnetic contours
Showing total intensity magnetic field of the earth in gammas relative to arbitrary datum. Hachured to indicate closed areas of lower magnetic intensity. Contour intervals are 20 and 100 gammas
Flight path
Showing location and spacing of data
After U.S.G.S. Map GP-753
N
0 1 2 4 8 MILES
0 1 2 3 4 5 10 KM.

NORTHUMBERLAND RESOURCES, INC.

BARD I - 4 CLAIMS

PAYMASTER CANYON TIN-R40E, SECT. 13, 14

AEROMAGNETIC MAP

ESMERALDA CO., NEVADA

SCALE : 1:250,000	DATE : JULY 2009
DRAWN BY : J.M.	FIGURE : 4

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